UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

MIMEDX GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As discussed in the disclosure set forth in Item 3.02 below, which disclosure is incorporated herein by reference, MiMedx Group, Inc. (the “Company”) sold shares of common stock under a private placement that commenced in October 2009. In conjunction with this private placement the Chairman of the Board and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and a director purchased 1,866,667; 41,700; 42,000 and 41,667 shares of common stock, respectively, were issued 933,333; 20,850; 21,000, and 20,833 warrants, respectively, and paid the Company proceeds of $1,120,000, $25,020, $25,200, and $25,000, respectively.
Item 3.02 Unregistered Sales of Equity Securities.
In October 2009 the Company commenced a private placement to sell common stock and warrants. From October 30, 2009, through December 18, 2009, the Company sold 2,234,667 shares of common stock at a price of $.60 per share and received proceeds of $1,340,800. Under the terms of the offering, for every two shares of common stock purchased, the investor receives a 5-year warrant to purchase one share of common stock for $1.50, (a “Warrant”). Through December 18, 2009, the Company issued a total of 1,117,333 warrants. These events were previously reported on Form 8-K dated December 15, 2009.
Under this private placement, from December 19, 2009, through January 6, 2010, the Company sold an additional 6,271,533 shares of common stock at a price of $.60 per share, issued 3,135,767 warrants, and received proceeds of $3,762,920.
In total, the Company sold 8,506,200 shares of common stock at a price of $.60 per share and issued 4,253,100 warrants, for which the Company received proceeds of $5,103,720 and paid no commissions.
Copies of the form of the Subscription and Stock Purchase Agreements, Registration Rights Agreements, and Warrant to Purchase Common Stock Agreement are attached as Exhibits to this Current Report and the foregoing summary is qualified in its entirety by reference to such Exhibits.
The Company relied on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue the securities described in this Current Report because they were offered to accredited investors and a limited number of unaccredited investors who purchased for investment in transactions that did not involve a general solicitation.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description
10.1	Form of Subscription and Stock Purchase Agreement Accredited Investor

10.2	Form of Subscription and Stock Purchase Agreement Unaccredited Investor

10.3	Form of Registration Rights Agreement

10.4	Form of Warrant to Purchase Common Stock
The agreements identified in this current report as exhibits are between and among the parties to them, and are not for the benefit of any other person. Each agreement speaks as of its date, and the Company does not undertake to update them, unless otherwise required by the terms of the agreement or by law. The agreements, including the Company’s representations, warranties, and covenants, are subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company contained in the agreements may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreements may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company’s representations, warranties, or covenants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.
Dated: January 7, 2010	By:	/s/ Michael J. Culumber
Michael J. Culumber, Chief Financial Officer

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